Exhibit 4.7

CONFIDENTIAL

MILLENDO THERAPEUTICS, INC.

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

This First Amendment to the Second Amended and Restated Investor Rights Agreement (the “Amendment”), dated as of October 24, 2018 is by and between MILLENDO THERAPEUTICS, INC., a Delaware corporation (the “Company”) and the persons or entities listed on Exhibit A hereto, referred to hereinafter as the “Investors” and each individually as an “Investor.” The Company and the Investors are sometimes referred to herein as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, the Parties have entered into a Shareholders and Option Agreement, dated as of December 19, 2017 (the “Original Agreement”).

WHEREAS, pursuant to Section 5.5(a) of the Original Agreement, the Original Agreement may be amended by the written consent of the Company and the holders of a majority of the then-outstanding Registrable Securities.

NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.1                               Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Original Agreement.

1.2                               Amendments to the Original Agreement. As of the Effective Date (defined below), the Original Agreement is hereby amended or modified as follows:

1.2.1                     The following definitions are added to Section 1.1 of the Original Agreement:

(a)                                 “Company Reverse Merger” means a merger of the Company with and into another Person, pursuant to which the Capital Stock is exchanged for stock in a publicly traded company.

(b)                                 “Exchanged Stock” means the stock received by holders of the Capital Stock upon a reclassification, exchange, substitution or other event that results in a change of the number and/or class of the Capital Stock, including in the event of a Company Reverse Merger.

1.2.2                     The following definitions appearing in Section 1.1 of the Original Agreement are hereby deleted in their entirety and replaced with the following:

(a)                                 “Class Common-1 Stock” shall have the meaning ascribed to such term in the Charter, provided, however, that if the Company Reverse Merger has occurred, then “Class Common-1 Stock” shall mean the Exchanged Stock.

(b)                                 “Common Shares” shall have the meaning ascribed to such term in the Charter, provided, however, that if the Company Reverse Merger has occurred, then “Common Shares” shall mean the Exchanged Stock.

(c)                                  “Common Stock” shall have the meaning ascribed to such term in the Charter, provided, however, that if the Company Reverse Merger has occurred, then “Common Stock” shall mean the Exchanged Stock.

(d)                                 “Convertible Stock” shall have the meaning ascribed to such term in the Charter, provided, however, that if the Company Reverse Merger has occurred, then “Convertible Stock” shall mean the Exchanged Stock.

(e)                                  “Initial Offering” means the first to occur of (1) Company’s first firm commitment underwritten public offering of its Capital Stock registered under the Securities Act and (2) the Company Reverse Merger.

(f)                                   “New Preferred Stock” means, collectively, the Series A-1 Preferred Stock and the Series B-1 Preferred Stock, provided, however that if the Company Reverse Merger has occurred, then “New Preferred Stock” shall mean the Exchanged Stock.

(g)                                  “Preferred Stock” means, collectively, the Series A Preferred Stock, the Series A-1 Preferred Stock, the Series B Preferred Stock and the Series B-1 Preferred Stock, provided, however that if the Company Reverse Merger has occurred, then “Preferred Stock” shall mean the Exchanged Stock.

(h)                                 “Registrable Securities” means (a) (i) prior to the occurrence of the Company Reverse Merger, the Capital Stock of the Company issuable or issued upon conversion of the Shares and (ii) following the Company Reverse Merger, the Exchanged Stock and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144 or (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.

1.2.3                     Section 2.14 of the Original Agreement is hereby amended by inserting immediately following the words “(i) the date three (3) years following an initial public offering that results in the conversion of all outstanding shares of Preferred stock” the words “or the consummation of the Company Reverse Merger”.

1.2.4                     Section 3.7(b) is hereby amended by inserting immediately following the words “the effective date of the Company’s initial public offering of its Common Stock” the words “or the consummation of the Company Reverse Merger”.

1.2.5                     Section 3.7(c) is hereby amended by inserting immediately following the words “the effective date of the Company’s initial public offering of its Common Stock” the words “or the consummation of the Company Reverse Merger”.

1.2.6                     Section 3.14(b) is hereby amended by inserting immediately following the words “Until the consummation of a Qualified IPO” the words “or the consummation of the Company Reverse Merger”.

1.2.7                     Section 3.17 is hereby amended by inserting immediately following the words “(i) the effective date of a Qualified IPO (as defined in the Charter)” the words “or the consummation of the Company Reverse Merger”.

1.2.8                     Section 4.4 of the Original Agreement is hereby amended by inserting immediately following the words “(i) the effective date of a Qualified IPO” the words “or the consummation of the Company Reverse Merger.”

1.2.9                     Section 5.14 of the Original Agreement is hereby amended by inserting immediately following the words “(ii) the date three (3) years following the effective date of a Qualified IPO” the words “or the consummation of the Company Reverse Merger.”

1.2.10              This Amendment will become effective on the date first written above (the “Effective Date”). Except as expressly provided in this Amendment, all of the terms and provisions of each Original Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of each Original Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Original Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or similar words will mean and be a reference to the Original Agreement as amended by this Amendment.

1.3                               Miscellaneous.

1.3.1                     This Amendment shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and performed entirely within Delaware, without giving effect to conflict of law principles thereof.

1.3.2                     This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and assigns.

1.3.3                     The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

1.3.4                     This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement.

1.3.5                     This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

COMPANY

MILLENDO THERAPEUTICS INC.

By:	/s/ Julia C. Owens
Name:	Julia C. Owens
Title:	President and CEO

Signature Page to First Amendment to Second Amended and Restated Investor Rights Agreement

INVESTORS:

NEW ENTERPRISE ASSOCIATES 15, L.P.

By:	/s/ Louis Citron
Louis Citron
Chief Legal Officer

NEA VENTURES 2015, L.P.

By:	/s/ Louis Citron
Louis Citron
Vice President

Signature Page to First Amendment to Second Amended and Restated Investor Rights Agreement

INVESTORS:

FRAZIER HEALTHCARE VI, L.P. BY: FHM VI, LP, its general partner BY: FHM VI, LLC, its general partner

Signature:	/s/ James Topper

Print Name:	James Topper

Title:	Authorized Representative

Signature Page to First Amendment to Second Amended and Restated Investor Rights Agreement

INVESTORS:

GALLAGHER REVOCABLE TRUST

By:	/s/ Carol Gallagher

Name:	Carol Gallagher

Title:	Trustee

Signature Page to First Amendment to Second Amended and Restated Investor Rights Agreement

INVESTORS:

Roche Finance Ltd

By:	/s/ Carole Nuechterlein

Name:	Carole Nuechterlein

Title:	Authorized Signatory

By:	/s/ Andreas Knierzinger

Name:	Andreas Knierzinger

Title:	Authorized Signatory

Signature Page to First Amendment to Second Amended and Restated Investor Rights Agreement

INVESTORS:

OTONNALE SAS represented by Mr. Thierry Abribat

By:	/s/ Thierry Abribat

Name:	Thierry Abribat

Signature Page to First Amendment to Second Amended and Restated Investor Rights Agreement

INVESTORS:

FONDS INNOBIO FPCI represented by its management company, Bpifrance Invesstissement, Itself represented by Olivier Martinez

By:	/s/ Olivier Martinez

Name:	Olivier Martinez

Signature Page to First Amendment to Second Amended and Restated Investor Rights Agreement

INVESTORS:

TAB CONSULTING SARL represented by its Gérant Mr. Thierry Abribat

By:	/s/ Thierry Abribat

Name:	Thierry Abribat

Signature Page to First Amendment to Second Amended and Restated Investor Rights Agreement